Exhibit 99.1

FOR IMMEDIATE RELEASE

SpartanNash Announces First Quarter Fiscal 2025 Results

Sales Growth of 3.7%, Included a 1.6% Increase in Retail Comparable Store Sales

Reaffirms Fiscal 2025 Guidance

GRAND RAPIDS, Mich. – May 29, 2025 – Food solutions company SpartanNash® (the "Company") (Nasdaq: SPTN) today reported financial results for its 16-week first quarter ended April 19, 2025.

"We continue to execute on our strategic initiatives and deliver on our commitments. SpartanNash hit the ground running in 2025, posting another quarter of growth and achieving record adjusted EBITDA in the first quarter," said SpartanNash President and CEO Tony Sarsam. "The team’s focus on operational excellence contributed to the quarter’s strong Wholesale margins, positive comparable store sales, and increased sales from our recent Retail acquisitions. Our results and the success of our strategic plan gives us further confidence that we will achieve our 2025 guidance."

First Quarter Fiscal 2025 Highlights(1)

•
Net sales increased 3.7% to $2.91 billion, driven by an increase in volume in the Retail segment, partially offset by lower volume in the Wholesale segment.
o
Wholesale segment net sales decreased 2.6% to $1.96 billion primarily due to reduced case volumes in the national accounts customer channel and the elimination of intercompany sales to the newly acquired Fresh Encounter Inc. stores, partially offset by higher sales in the military customer channel.
o
Retail segment net sales increased 19.6% to $947.2 million due primarily to incremental sales from acquired stores. Retail comparable store sales also increased 1.6%.
•
Net earnings of $2.1 million or $0.06 per diluted share, compared to $13.0 million or $0.37 per diluted share. Adjusted

EPS(2)(3) of $0.35, compared to $0.53.

o
Net earnings were lower due to planned increases in depreciation and amortization expense, organizational realignment expense, and Retail store wages. These impacts were partially offset by increased Wholesale segment gross margin rate, lower restructuring and asset impairment charges, and decreased corporate administrative costs. Adjusted EPS(2)(3) excludes the impact of organizational realignment, restructuring and asset impairment charges.
•
Adjusted EBITDA(3)(4) of $76.9 million, compared to $74.9 million.
o
The improvement was driven by the factors above, excluding the unfavorable increase in non-cash expenses, primarily depreciation and amortization that impacted adjusted EPS(2)(3).
•
Cash generated from operating activities of $25.8 million compared to $36.5 million.
•
Capital expenditures and IT capital(5) of $34.6 million compared to $44.1 million.
•
Returned $8.0 million to shareholders through dividends.
(1)
All comparisons are for the first quarter of 2025 compared with the first quarter of 2024, unless otherwise noted.
(2)
A reconciliation of net earnings to adjusted earnings from continuing operations, as well as per diluted share (“adjusted EPS”), a non-GAAP financial measure, is provided in Table 3.
(3)
Non-GAAP profitability measures exclude, among other items, restructuring and asset impairment charges and the impact of the LIFO provision.
(4)
A reconciliation of net earnings to adjusted EBITDA, a non-GAAP financial measure, is provided in Table 2.
(5)
A reconciliation of purchases of property and equipment to capital expenditures and IT capital, a non-GAAP financial measure, is provided in Table 5.

Fiscal 2025 Outlook

Based on the Company’s performance to date and the current outlook for the remainder of the year, the Company reaffirms its previous fiscal 2025 guidance provided on February 12, 2025. The following table provides the Company’s guidance for fiscal 2025:

	Fiscal 2025 Outlook
	53 Weeks
(In millions, except adjusted EPS)	Low	High
Total net sales	$9,800	$10,000
Adjusted EBITDA	$263	$278
Adjusted EPS	$1.60	$1.85
Capital expenditures and IT capital	$150	$165

Guidance incorporates both the investments and benefits from the Company’s long-term strategic initiatives, including all transformational programs and tuck-in acquisitions. The adjusted EPS guidance for the fiscal year also reflects an approximate $0.30 impact due to an increase in non-cash expenses primarily depreciation and amortization, as well as incremental interest costs associated with recent acquisitions and capital investments. The Company estimates that the 53rd week will contribute net sales of $0.2 billion, adjusted EBITDA of $4.0 million and adjusted EPS of $0.06.

Conference Call & Supplemental Earnings Presentation

The Company will host a conference call to discuss its quarterly results with additional comments and details on Thursday, May 29, 2025, at 8:30 a.m. ET. There will also be a simultaneous, live webcast made available on SpartanNash's website at corporate.spartannash.com/events under the "Investors" section and will remain archived on the Company's website through Thursday, June 12, 2025.

A supplemental quarterly earnings presentation will also be available on the Company's website at corporate.spartannash.com/investor-presentations.

About SpartanNash

SpartanNash (Nasdaq: SPTN) is a food solutions company that delivers the ingredients for a better life. Committed to fostering a People First culture, the SpartanNash family of Associates is 20,000 strong. SpartanNash operates two complementary business segments – food wholesale and grocery retail. Its global supply chain network serves wholesale customers that include independent and chain grocers, national retail brands, e-commerce platforms, and U.S. military commissaries and exchanges. The Company distributes products for every aisle in the grocery store, from fresh produce to household goods to its OwnBrands, which include the Our Family® portfolio of products. On the retail side, SpartanNash operates nearly 200 brick-and-mortar grocery stores, primarily under the banners of Family Fare, Martin’s Super Markets and D&W Fresh Market, in addition to dozens of pharmacies and fuel centers with convenience stores. Leveraging insights and solutions across its segments, SpartanNash offers a full suite of support services for independent grocers. For more information, visit spartannash.com.

Forward-Looking Statements

The matters discussed in this report, in the Company’s press releases, and in the Company’s website-accessible conference calls with analysts include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended ("Exchange Act"), about the plans, strategies, objectives, goals or expectations of the Company. These forward-looking statements may be identifiable by words or phrases indicating that the Company or management "expects," "projects," "anticipates," "plans," "believes," "intends," or "estimates," or that a particular occurrence or event "may," "could," "should," "will" or "will likely" result, occur or be pursued or "continue" in the future, that the "outlook," "trend," "guidance" or "target" is toward a particular result or occurrence, that a development is an "opportunity," "priority," "strategy," "focus," that the Company is "positioned" for a particular result, or similarly stated expectations. Undue reliance should not be placed on these forward-looking statements, which speak only as of the date made. Forward-looking statements are necessarily based on estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which, with respect to future business decisions, are subject to change. These uncertainties and contingencies may affect actual results and could cause actual results to differ materially. These risks and uncertainties include the Company's ability to compete in an extremely competitive industry; the Company's dependence on certain major customers; the Company's ability to implement its growth strategy and transformation initiatives; the Company's ability to implement its growth strategy through acquisitions and successfully integrate acquired businesses; disruptions to the Company's information technology systems and security network, including security breaches and cyber-attacks; impacts to the availability and performance of the Company’s information technology systems; changes in relationships with the Company's vendor base; changes in product availability and product pricing from vendors; macroeconomic uncertainty, including rising inflation, potential economic recession, tariffs and increasing interest rates; difficulty attracting and retaining well-qualified Associates and effectively managing increased labor costs; failure to successfully retain or manage transitions with executive leaders and other key personnel; changes in geopolitical conditions; impairment charges for goodwill or other long-lived assets; impacts to the Company's business and reputation due to focus on environmental, social and governance matters; customers to whom the Company extends credit or for whom the Company guarantees loans may fail to repay the Company; disruptions associated with severe weather conditions and natural disasters, including effects from climate change; disruptions associated with disease outbreaks; the Company's ability to manage its private brand program for U.S. military commissaries, including the termination of the program or not achieving the desired results; the Company's level of indebtedness; interest rate fluctuations; the Company's ability to service its debt and to comply with debt covenants; changes in government regulations; labor relations issues; changes in the military commissary system, including its supply chain, or in the level of governmental funding; product recalls and other product-related safety concerns; cost increases related to multi-employer pension plans; and other risks and uncertainties listed under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's most recent Annual Report on Form 10-K and in subsequent filings with the Securities and Exchange Commission. Additional risks and uncertainties not currently known to the Company or that the Company currently believes are immaterial also may impair its business, operations, liquidity, financial condition and prospects. The Company undertakes no obligation to update or revise its forward-looking statements to reflect developments that occur or information obtained after the date of this report.

# # #

INVESTOR CONTACT:

Kayleigh Campbell

Head of Investor Relations

kayleigh.campbell@spartannash.com

MEDIA CONTACT:

Adrienne Chance

SVP and Chief Communications Officer

press@spartannash.com

SPARTANNASH COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

(Unaudited)

	16 Weeks Ended
	April 19,	April 20,
(In thousands, except per share amounts)	2025	2024
Net sales	$2,909,624	$2,806,263
Cost of sales	2,428,130	2,365,919
Gross profit	481,494	440,344

Operating expenses
Selling, general and administrative	459,061	403,633
Acquisition and integration, net	3,840	327
Restructuring and asset impairment, net	(368)	5,768
Total operating expenses	462,533	409,728

Operating earnings	18,961	30,616

Other expenses and (income)
Interest expense, net	15,212	13,487
Other, net	(251)	(1,048)
Total other expenses, net	14,961	12,439

Earnings before income taxes	4,000	18,177
Income tax expense	1,920	5,206
Net earnings	$2,080	$12,971

Net earnings per basic common share	$0.06	$0.38

Net earnings per diluted common share	$0.06	$0.37

Weighted average shares outstanding:
Basic	33,727	34,139
Diluted	34,082	34,593

SPARTANNASH COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	April 19,	December 28,
(In thousands)	2025	2024
Assets
Current assets
Cash and cash equivalents	$19,970	$21,570
Accounts and notes receivable, net	465,218	448,887
Inventories, net	527,428	546,312
Prepaid expenses and other current assets	86,000	75,042
Total current assets	1,098,616	1,091,811

Property and equipment, net	766,015	779,984
Goodwill	181,035	181,035
Intangible assets, net	116,541	117,821
Operating lease assets	314,008	327,211
Other assets, net	104,361	104,434

Total assets	$2,580,576	$2,602,296

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$491,116	$485,017
Accrued payroll and benefits	53,340	85,829
Other accrued expenses	55,697	61,993
Current portion of operating lease liabilities	47,401	49,562
Current portion of long-term debt and finance lease liabilities	15,043	12,838
Total current liabilities	662,597	695,239

Long-term liabilities
Deferred income taxes	100,675	91,010
Operating lease liabilities	290,472	305,051
Other long-term liabilities	25,310	26,537
Long-term debt and finance lease liabilities	761,985	740,969
Total long-term liabilities	1,178,442	1,163,567

Commitments and contingencies

Shareholders’ equity
Common stock, voting, no par value; 100,000 shares authorized; 33,857 and 33,752 shares outstanding	458,421	454,751
Preferred stock, no par value, 10,000 shares authorized; no shares outstanding	—	—
Accumulated other comprehensive (loss) income	(521)	1,337
Retained earnings	281,637	287,402
Total shareholders’ equity	739,537	743,490

Total liabilities and shareholders’ equity	$2,580,576	$2,602,296

SPARTANNASH COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	16 Weeks Ended
(In thousands)	April 19, 2025	April 20, 2024
Cash flow activities
Net cash provided by operating activities	$25,828	$36,463
Net cash used in investing activities	(36,960)	(38,104)
Net cash provided by financing activities	9,532	2,645
Net (decrease) increase in cash and cash equivalents	(1,600)	1,004
Cash and cash equivalents at beginning of the period	21,570	17,964
Cash and cash equivalents at end of the period	$19,970	$18,968

SPARTANNASH COMPANY AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL DATA

Table 1: Sales and Operating Earnings (Loss) by Segment

(Unaudited)

16 Weeks Ended
(In thousands)	April 19, 2025		April 20, 2024
Wholesale Segment:
Net sales	$1,962,421	67.4%	$2,014,021	71.8%
Operating earnings	33,249		36,002
Retail Segment:
Net sales	947,203	32.6%	792,242	28.2%
Operating loss	(14,288)		(5,386)
Total:
Net sales	$2,909,624	100.0%	$2,806,263	100.0%
Operating earnings	18,961		30,616

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with GAAP, the Company also provides information regarding adjusted earnings from continuing operations, as well as per diluted share (“adjusted EPS”), net long-term debt, capital expenditures and IT capital, and adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”). These are non-GAAP financial measures, as defined below, and are used by management to allocate resources, assess performance against its peers and evaluate overall performance. The Company believes these measures provide useful information for both management and its investors. The Company believes these non-GAAP measures are useful to investors because they provide additional understanding of the trends and special circumstances that affect its business. These measures provide useful supplemental information that helps investors to establish a basis for expected performance and the ability to evaluate actual results against that expectation. The measures, when considered in connection with GAAP results, can be used to assess the overall performance of the Company as well as assess the Company’s performance against its peers. These measures are also used as a basis for certain compensation programs sponsored by the Company. In addition, securities analysts, fund managers and other shareholders and stakeholders that communicate with the Company request its financial results in these adjusted formats.

Current year adjusted earnings from continuing operations, and adjusted EBITDA exclude, among other items, LIFO expense, organizational realignment, and severance associated with cost reduction initiatives. Current year organizational realignment includes consulting and severance costs associated with the Company’s long-term plan, which relates to the reorganization of certain functions. Prior year adjusted earnings from continuing operations, and adjusted EBITDA exclude, among other items, LIFO expense, organizational realignment, severance associated with cost reduction initiatives, a non-routine settlement related to a legal matter resulting from a previously closed operation that was resolved during the prior year and operating and non-operating costs associated with the postretirement plan amendment and settlement. Costs related to the postretirement plan amendment and settlement include non-operating expenses associated with amortization of the prior service credit related to the amendment of the retiree medical plan, which are adjusted out of adjusted earnings from continuing operations. Postretirement plan amendment and settlement costs also include operating expenses related to payroll taxes which are adjusted out of all non-GAAP financial measures.

Each of these items are considered “non-operational” or “non-core” in nature.

The Company is unable to provide a full reconciliation of the GAAP to non-GAAP measures used in the Fiscal 2025 Outlook section of this press release without unreasonable effort because it is not possible to predict certain adjustment items with a reasonable degree of certainty since they are not yet known or quantifiable, and do not relate to the Company's normal operating activities. These adjustments may include, among other items, restructuring and asset impairment activity, acquisition and integration costs, severance, organizational realignment costs, and the impact of adjustments to the LIFO inventory reserve. This information is dependent upon future events, which may be outside of the Company's control and could have a significant impact on its GAAP financial results for fiscal 2025.

Table 2: Reconciliation of Net Earnings to Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization

(Adjusted EBITDA)

(A Non-GAAP Financial Measure)

(Unaudited)

	16 Weeks Ended
(In thousands)	April 19, 2025	April 20, 2024
Net earnings	$2,080	$12,971
Income tax expense	1,920	5,206
Other expenses, net	14,961	12,439
Operating earnings	18,961	30,616
Adjustments:
LIFO expense	4,634	2,020
Depreciation and amortization	36,843	30,646
Acquisition and integration, net	3,840	327
Restructuring and asset impairment, net	(368)	5,768
Cloud computing amortization	2,673	2,018
Organizational realignment, net	4,617	306
Severance associated with cost reduction initiatives	89	69
Stock-based compensation	5,769	3,720
Stock warrant	188	326
Non-cash rent	(484)	(901)
Loss (gain) on disposal of assets	102	(20)
Adjusted EBITDA	$76,864	$74,895
Wholesale:
Operating earnings	$33,249	$36,002
Adjustments:
LIFO expense	3,247	1,555
Depreciation and amortization	18,091	16,078
Acquisition and integration, net	2,061	—
Restructuring and asset impairment, net	(3,605)	(150)
Cloud computing amortization	1,788	1,369
Organizational realignment, net	2,881	191
Severance associated with cost reduction initiatives	89	69
Stock-based compensation	3,910	2,504
Stock warrant	188	326
Non-cash rent	(31)	(300)
Gain on disposal of assets	(73)	(18)
Adjusted EBITDA	$61,795	$57,626
Retail:
Operating loss	(14,288)	(5,386)
Adjustments:
LIFO expense	1,387	465
Depreciation and amortization	18,752	14,568
Acquisition and integration, net	1,779	327
Restructuring and asset impairment, net	3,237	5,918
Cloud computing amortization	885	649
Organizational realignment, net	1,736	115
Stock-based compensation	1,859	1,216
Non-cash rent	(453)	(601)
Loss (gain) on disposal of assets	175	(2)
Adjusted EBITDA	$15,069	$17,269

Notes: Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“adjusted EBITDA”) is a non-GAAP operating financial measure that the Company defines as net earnings plus interest, discontinued operations, depreciation and amortization, and other non-cash items including share-based payments (equity awards measured in accordance with ASC 718, Stock Compensation, which include both stock-based compensation to employees and stock warrants issued to non-employees) and the LIFO provision, as well as adjustments for items that do not reflect the ongoing operating activities of the Company.

Adjusted EBITDA and adjusted EBITDA by segment are not measures of performance under GAAP and should not be considered as a substitute for net earnings, cash flows from operating activities and other income or cash flow statement data. The Company’s definitions of adjusted EBITDA and adjusted EBITDA by segment may not be identical to similarly titled measures reported by other companies.

Table 3: Reconciliation of Net Earnings to

Adjusted Earnings from Continuing Operations, as well as per diluted share (“adjusted EPS”)

(A Non-GAAP Financial Measure)

(Unaudited)

	16 Weeks Ended
	April 19, 2025		April 20, 2024
		per diluted		per diluted
(In thousands, except per share amounts)	Earnings	share	Earnings	share
Net earnings	$2,080	$0.06	$12,971	$0.37
Adjustments:
LIFO expense	4,634		2,020
Acquisition and integration, net	3,840		327
Restructuring and asset impairment, net	(199)		5,768
Organizational realignment, net	4,617		306
Severance associated with cost reduction initiatives	89		69
Postretirement plan amendment and settlement	—		(945)
Total adjustments	12,981		7,545
Income tax effect on adjustments (a)	(3,101)		(2,036)
Total adjustments, net of taxes	9,880	0.29	5,509	0.16
Adjusted earnings from continuing operations	$11,960	$0.35	$18,480	$0.53

(a)
The income tax effect on adjustments is computed by applying the applicable tax rate to the adjustments.

Notes: Adjusted earnings from continuing operations, as well as per diluted share (“adjusted EPS”), is a non-GAAP operating financial measure that the Company defines as net earnings plus or minus adjustments for items that do not reflect the ongoing operating activities of the Company and costs associated with the closing of operational locations.

Adjusted earnings from continuing operations is not a measure of performance under GAAP and should not be considered as a substitute for net earnings, cash flows from operating activities and other income or cash flow statement data. The Company’s definition of adjusted earnings from continuing operations may not be identical to similarly titled measures reported by other companies.

Table 4: Reconciliation of Long-Term Debt and Finance Lease Obligations to Net Long-Term Debt and Net (Loss) Earnings to Adjusted EBITDA

(A Non-GAAP Financial Measure)

(Unaudited)

(In thousands)	April 19, 2025	December 28, 2024
Current portion of long-term debt and finance lease liabilities	$15,043	$12,838
Long-term debt and finance lease liabilities	761,985	740,969
Total debt	777,028	753,807
Cash and cash equivalents	(19,970)	(21,570)
Net long-term debt	$757,058	$732,237

	Rolling 52- Weeks Ended
(In thousands, except for ratio)	April 19, 2025	December 28, 2024
Net (loss) earnings	$(10,592)	$299
Income tax expense	7,440	10,726
Other expenses, net	45,458	42,936
Operating earnings	42,306	53,961
Adjustments:
LIFO expense	7,781	5,167
Depreciation and amortization	109,609	103,412
Acquisition and integration, net	6,626	3,113
Restructuring and goodwill / asset impairment, net	67,971	74,107
Cloud computing amortization	8,240	7,585
Organizational realignment, net	7,068	2,757
Severance associated with cost reduction initiatives	557	537
Stock-based compensation	12,792	10,743
Stock warrant	730	868
Non-cash rent	(2,262)	(2,679)
Gain on disposal of assets	(162)	(284)
Legal settlement	(900)	(900)
Postretirement plan amendment and settlement	99	99
Adjusted EBITDA	$260,455	$258,486

Net long-term debt to adjusted EBITDA ratio	2.9	2.8

Notes: Net long-term debt is a non-GAAP financial measure that is defined as long-term debt and finance lease obligations plus current maturities of long-term debt and finance lease obligations less cash and cash equivalents. The Company believes both management and its investors find the information useful because it reflects the amount of long-term debt obligations that are not covered by available cash. Net long-term debt is not a substitute for GAAP financial measures and may differ from similarly titled measures of other companies.

Table 5: Reconciliation of Purchases of Property and Equipment to Capital Expenditures and IT Capital

(A Non-GAAP Financial Measure)

(Unaudited)

	16 Weeks Ended
(In thousands)	April 19, 2025	April 20, 2024
Purchases of property and equipment	$31,593	$40,163
Plus:
Cloud computing spend	3,031	3,898
Capital expenditures and IT capital	$34,624	$44,061

Notes: Capital expenditures and IT capital is a non-GAAP financial measure calculated by adding spending related to the development of cloud computing applications to capital expenditures, the most directly comparable GAAP measure. Cloud computing spend only includes costs incurred during the application development phase and does not include ongoing costs of hosting or maintenance associated with these applications, which are expensed as incurred. The Company believes it is a useful indicator of the Company’s investment in its facilities and systems as it transitions to more cloud-based IT systems. Capital expenditures and IT capital is not a substitute for GAAP financial measures and may differ from similarly titled measures of other companies.